UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2020

____________________

SELECT INTERIOR CONCEPTS, INC.

(Exact name of Registrant as Specified in Its Charter)

____________________

Delaware	001-38632	47-4640296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 1760 Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 701-4737

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (“Annual Meeting”) of Select Interior Concepts, Inc. (the “Company”) was held on Tuesday, June 16, 2020.  A total of 17,436,137 shares were represented in person or by valid proxy at the Annual Meeting, and the results of the matters submitted to a vote of the stockholders at the meeting are set forth below.  Pursuant to Delaware law and our Amended and Restated Bylaws, abstentions and broker non-votes are not considered votes cast and do not affect the outcome of the votes.

1.Proposal 1 – Election of Directors. Stockholders elected each of the persons named below as Directors for a term expiring in 2021 as follows:

	FOR	AGAINST	ABSTENTIONS
S. Tracy Coster	13,719,675	214,168	6,735
Donald McAleenan	12,069,193	1,837,422	33,963
Bryant R. Riley	11,857,035	2,061,698	21,845
Robert Scott Vansant	12,080,943	1,825,667	33,968
Brett Wyard	12,087,274	1,834,451	18,853

There were 3,495,864 broker non-votes with respect to each director nominee listed above.

2.Proposal 2 – Ratification of the Appointment of Grant Thornton LLP as Independent Auditors.  The stockholders ratified the selection of Grant Thornton LLP as independent registered public accounting firm of the Company for the year ended December 31, 2020.  The vote totals were 17,261,417 shares for, 63,128 shares against, and 111,897 share abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 19, 2020	SELECT INTERIOR CONCEPTS, INC.

	By:	/s/ Shawn Baldwin
Name: Shawn Baldwin
Title: General Counsel and Corporate Secretary